Exhibit 99.1

Peraso Announces Third Quarter 2026 Results

SAN JOSE, Calif., Nov. 12, 2026 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in high-performance 60 GHz wireless technology, today announced financial results for the third quarter ended September 30, 2026.

Management Commentary

“Our third-quarter results reflected the previously indicated headwinds from irregular order patterns among our customers in the fixed wireless access market. That said, we have begun to see early signs of renewed customer demand in the fourth quarter,” said Ron Glibbery, CEO of Peraso. “Most notably, in October we received a production order exceeding $2 million for a 60 GHz fixed wireless access deployment—representing the largest FWA order received in the last six quarters.”

“In addition, we have continued to make meaningful progress advancing multiple strategic initiatives that will be key to unlocking our future growth. During the quarter, we introduced our PRM2145 jam-resistant communications module, specifically designed for UAV and defense applications. We also showcased our technology at the 11th Annual UAV Technology Conference, and we recently demonstrated high-speed 60 GHz connectivity for applications in humanoid robots. Collectively, these developments further highlight the differentiated advantages of our 60 GHz mmWave platform—particularly its stealthy, anti-jamming, and high-capacity characteristics—in defense, tactical, UAV, and autonomous Edge AI applications.

“Looking forward, we believe the breadth of our customer engagements, and the growing recognition of 60 GHz technology, positions Peraso to return to revenue growth beginning in the fourth quarter. Additionally, the recently completed private placement with Nant Capital, LLC, which generated gross proceeds of approximately $10 million meaningfully strengthens our financial position and provides working capital to support, among other things, the development and commercialization of our advanced drone communications solutions. With this strengthened financial position, our board of directors has concluded its previously disclosed review of strategic alternatives. Our focus remains on converting a growing number of opportunities into design wins and production orders in support of driving top-line growth.”

Third Quarter 2026 Financial Results

Total net revenue for the third quarter of 2026 was $0.3 million, compared with $1.3 million in the prior quarter and $3.2 million in the same quarter a year ago. Product revenue for the third quarter of 2026 was $0.3 million, compared with $1.2 million in the prior quarter and $3.1 million in the same quarter a year ago. The decrease in product revenue for the third quarter of 2026 was attributable to reduced shipments of mmWave products to fixed wireless access customers.

Gross margin for the third quarter of 2026 was 78.5%, compared with 63.7% in the prior quarter and 56.2% in the same quarter a year ago. The sequential and year-over-year increase in gross margin was primarily attributable to a more favorable mix of mmWave product revenue and a one-time benefit of approximately $55,000 from the reversal of an inventory-related accrual.

Total operating expenses on a GAAP basis for the third quarter of 2026 were $2.9 million, compared with $3.1 million in the prior quarter and $3.0 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the third quarter of 2026, which excluded stock-based compensation, were $2.7 million, compared with $2.9 million in both the prior quarter and the third quarter of 2025.

GAAP net loss for the third quarter of 2026 was $2.7 million, or ($0.18) per share, compared with a net loss of $2.2 million, or ($0.16) per share, in the prior quarter, and a net loss of $1.2 million, or ($0.17) per share, in the third quarter of 2025. Non-GAAP net loss, which excludes stock-based compensation and changes in fair value of warrant liabilities, for the third quarter of 2026 was $2.5 million, or ($0.16) per share, compared with a net loss of $2.1 million, or ($0.15) per share, in the prior quarter and a net loss of $1.1 million, or ($0.15) per share, in the third quarter of 2025.

Adjusted EBITDA for the third quarter of 2026 was negative $2.4 million, compared with negative $2.0 million in the prior quarter and negative $1.0 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Earnings Conference Call and Webcast Information

Management will host a conference call and webcast with slides today, November 12th, at 2:00 p.m. Pacific Time.

Date: Thursday, November 12, 2026

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Participant Access Code: 560301

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through November 19, 2026 and can be accessed by calling 1-877-481-4010, and using passcode 54574. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s condensed consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are among the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, the income tax provision, and depreciation and amortization, as well as stock-based compensation and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance. In particular, management excludes the change in fair value of warrant liabilities because it is a non-cash item driven primarily by changes in the market price of Peraso’s common stock and other valuation inputs rather than by Peraso’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated November 12, 2026 furnished by the Company to the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to the following:

●	the effect of Nant Capital, LLC’s significant ownership position and board designation rights on the Company and its other stockholders;

●	the Company’s ability to raise additional capital to fund its operations;

●	the Company’s ability to regain compliance with the continued listing requirements and standards of the Nasdaq Stock Market;

●	the timing of customer orders and product shipments, which may be impacted by supply chain disruptions experienced by the Company or its customers;

●	the risk that the performance characteristics of the Company’s technology, including with respect to jam-resistance and low probability of intercept/detection, may not be replicated in actual field conditions, third-party testing, or customer deployments;

●	changes in defense spending priorities, government budget constraints, military procurement policy, or geopolitical developments that could reduce or delay demand for the Company’s technologies in military and government applications;

●	the risk that the Company’s products or technology may be subject to U.S. export control laws and regulations, including EAR or ITAR, and that compliance or non-compliance may limit the addressable market or expose the Company to civil or criminal penalties;

●	the risk that customer orders, including the Company’s October 2026 production order, may be delayed, rescheduled or cancelled;

●	the Company’s ability to convert customer engagements, proof-of-concept evaluations, and technology demonstrations into design wins, purchase orders, and production revenue;

●	the timing and outcome of product deliveries, field trials, and customer acceptance of the Company’s products;

●	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;

●	risks related to tariffs, trade restrictions, inflation, and other government actions that may affect the Company’s supply chain, component costs, or customer demand;

●	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;

●	lengthy sales cycle;

●	ability to enhance the Company’s existing proprietary technologies and develop new technologies;

●	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by existing and potential customers and their suppliers;

●	difficulties and delays in the production, testing and marketing of the Company’s products;

●	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;

●	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;

●	level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time;

●	vigor and growth of markets served by the Company’s customers and its operations; and

●	other risks identified in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” sections of its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, to be filed with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz wireless technology, offering chipsets, modules, software and IP. Peraso’s technology supports a range of applications, including fixed wireless access, drone, defense and tactical communications, immersive video and factory automation. For additional information, please visit www.perasoinc.com.

Company Contact:

Ronald Glibbery, Chief Executive Officer and Interim Chief Financial OfficerPeraso Inc.

E: rglibbery@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com

PERASO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net Revenue
Product	$263	$3,062	$2,174	$9,080
Services and other	21	172	380	243
Total net revenue	284	3,234	2,554	9,323

Cost of Net Revenue	61	1,417	906	3,753

Gross Profit	223	1,817	1,648	5,570

Operating Expenses
Research and development	1,532	1,528	4,742	4,773
Selling, general and administrative	1,356	1,479	4,291	4,501
Software license obligations	-	-	-	(223)
Total operating expenses	2,888	3,007	9,033	9,051

Loss from operations	(2,665)	(1,190)	(7,385)	(3,481)

Change in fair value of warrant liabilities	17	(16)	22	(10)
Other expense, net	(10)	(4)	(12)	(19)
Net loss	$(2,658)	$(1,210)	$(7,375)	$(3,510)

Net loss per share
Basic and diluted	$(0.18)	$(0.17)	$(0.54)	$(0.55)

Shares used in computing net loss per share
Basic and diluted	15,179	7,257	13,630	6,332

PERASO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30,	December 31,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$630	$2,886
Accounts receivable, net	182	1,219
Inventories	1,951	1,168
Prepaid expenses and other	420	195
Total current assets	3,183	5,468

Property and equipment, net	510	363
Right-of-use lease assets	85	143
Other	400	105
Total assets	$4,178	$6,079

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$930	$679
Deferred revenue	62	8
Short-term lease liabilities	98	95
Accrued expenses and other	480	540
Total current liabilities	1,570	1,322

Long-term lease liabilities	-	97
Warrant liabilities	2	24
Total liabilities	1,572	1,443

Stockholders’ equity	2,606	4,636

Total liabilities and stockholders’ equity	$4,178	$6,079

PERASO INC.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

GAAP net loss	$(2,658)	$(1,210)	$(7,375)	$(3,510)
Stock-based compensation expense
- Research and development	70	76	200	222
- Selling, general and administrative	151	55	338	175
Total stock-based compensation expense	221	131	538	397

Change in fair value of warrant liabilities	(17)	16	(22)	10

Non-GAAP net loss	$(2,454)	$(1,063)	$(6,859)	$(3,103)

GAAP net loss per share	$(0.18)	$(0.17)	$(0.54)	$(0.55)
Reconciling items
- Stock-based compensation expense	0.01	0.02	0.04	0.06
- Change in fair value of warrant liabilities	-	-	-	-

Non-GAAP net loss per share	$(0.16)	$(0.15)	$(0.50)	$(0.49)

Shares used in computing non-GAAP net loss per share
Basic and diluted	15,179	7,257	13,630	6,332

Note: certain of the amounts in the above tables may not total due to rounding of individual amounts.

PERASO INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,658)	$(1,210)	$(7,375)	$(3,510)
Stock-based compensation expense
- Research and development	70	76	200	222
- Selling, general and administrative	151	55	338	175
Stock-based compensation expense	221	131	538	397

Change in fair value of warrant liabilities	(17)	16	(22)	10

Non-GAAP net loss	(2,454)	(1,063)	(6,859)	(3,103)
EBITDA adjustments:
- Depreciation and amortization	48	67	147	196
- Interest expense	-	-	-	1

Adjusted EBITDA	$(2,406)	$(996)	$(6,712)	$(2,906)